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Exhibit 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Insilco Holding Co.:

We consent to incorporation by reference in the registration statements (No.'s 333-61809 and 333-61811) on Form S-8 of Insilco Holding Co. of our report dated September 3, 1999, relating to the balance sheet of Thermal Transfer Products, Ltd. as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the nine months ended June 30, 1999, which report appears in the October 4, 1999, Form 8-K of Insilco Holding Co.

KPMG LLP

Columbus, Ohio
October 4, 1999